                                                                    EXHIBIT 99.d

                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

                              AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT

     THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT  ("Agreement") is made as of the  1st  day  of  August,  2004,  by  and  between  AMERICAN  CENTURY  VARIABLE
PORTFOLIOS, INC., a Maryland corporation (hereinafter called the "Company"), and
AMERICAN   CENTURY   INVESTMENT   MANAGEMENT,   INC.,  a  Delaware   corporation
(hereinafter called the "Investment Manager").

     WHEREAS,  the Company has adopted an Amended and  Restated  Multiple  Class
Plan  dated as of  September  3, 2002 (as the same may be  amended  from time to time,  the  "Multiple  Class  Plan"),  pursuant to Rule 18f-3 of the  Investment
Company Act of 1940, as amended (the "Investment Company Act"), and

     WHEREAS,  the Multiple Class Plan establishes one or more classes of shares for each series of shares of the Company;

     WHEREAS,  the  parties  hereto  have  agreed to a revised  methodology  for calculation of the rate at which the Management Fee is payable hereunder;

     WHEREAS,  the  revised  methodology  will  result  in  the  same  or  lower
Management  Fees than those that are  currently  in place for each of the series and classes of shares of the Company; and

     WHEREAS,  the parties  hereto  desire to enter into this  Agreement  (i) to arrange for  investment  management  services  to be provided by the  Investment
Manager for all series and classes of shares issued by the Company;  and (ii) to reflect the revisions to the Management Fee  calculation  agreed to by the Board of Directors of the Company and the Investment Manager.

     NOW,  THEREFORE,  IN  CONSIDERATION  of the mutual  promises and agreements herein contained, the parties agree as follows:

1.   INVESTMENT MANAGEMENT SERVICES.  The Investment Manager shall supervise the investments  of  each  class  of  each  series  of  shares  of the  Company contemplated  as of the  date  hereof,  and each  class of each  subsequent series of shares as the  Company  shall  select the  Investment  Manager to manage. In such capacity,  the Investment Manager shall either directly, or through  the  utilization  of others as  contemplated  by  Section 7 below, maintain a continuous  investment  program for each series,  determine what securities  shall be purchased or sold by each series,  secure and evaluate such  information as it deems proper and take whatever  action is necessary or convenient to perform its  functions,  including the placing of purchase and sale orders. In performing its duties hereunder, the Investment Manager will manage the  portfolio of all classes of shares of a particular  series as a single portfolio.

2.   COMPLIANCE  WITH LAWS. All functions  undertaken by the Investment  Manager hereunder  shall at all times  conform to, and be in accordance  with,  any requirements imposed by:

     (a)  the Investment  Company Act and any rules and regulations  promulgated thereunder;

     (b)  any other applicable provisions of law;

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                                      AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

     (c)  the Articles of  Incorporation  of the Company as amended from time to time;

     (d)  the Bylaws of the Company as amended from time to time;

     (e)  the Multiple Class Plan; and

     (f)  the registration  statement(s) of the Company, as amended from time to time,  filed  under  the  Securities  Act of 1933  and the  Investment
          Company Act.

3.   BOARD  SUPERVISION.  All  of the  functions  undertaken  by the  Investment
     Manager  hereunder  shall at all times be subject to the  direction  of the
     Board  of  Directors  of  the  Company,  its  executive  committee,  or any committee  or officers of the Company  acting  under the  authority  of the
     Board of Directors.

4.   PAYMENT OF EXPENSES. The Investment Manager will pay all of the expenses of each class of each  series of the  Company's  shares  that it shall  manage other than interest, taxes, brokerage commissions,  extraordinary expenses, the fees and expenses of those directors who are not  "interested  persons"
     as defined in the Investment  Company Act  (hereinafter  referred to as the
     "Independent Directors") (including counsel fees), and expenses incurred in connection  with the  provision of  shareholder  services and  distribution services  under a plan adopted  pursuant to Rule 12b-1 under the Investment
     Company  Act.  The  Investment  Manager  will  provide the Company with all physical facilities and personnel required to carry on the business of each class  of  each  series  of the  Company's  shares  that it  shall  manage, including but not limited to office space,  office furniture,  fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid  personnel.  The  Investment  Manager may at its expense employ others to provide all or any part of such facilities and personnel.

5.   ACCOUNT  FEES.  The  Company,  by  resolution  of the  Board of  Directors, including a majority of the  Independent  Directors,  may from time to time authorize the  imposition of a fee as a direct charge  against  shareholder accounts of any class of one or more of the series, such fee to be retained by the Company or to be paid to the Investment  Manager to defray  expenses which would otherwise be paid by the Investment  Manager in accordance with the provisions of paragraph 4 of this Agreement.  At least sixty days prior written  notice  of the  intent  to  impose  such  fee must be given to the shareholders of the affected class and series.

6.   MANAGEMENT FEES.

     (a)  In consideration of the services  provided by the Investment  Manager, each  class of each  series of shares of the  Company  managed  by the
          Investment  Manager shall pay to the  Investment  Manager a management fee that is  calculated  as  described in this Section 6 using the fee schedules set forth on Schedule A.

     (b)  DEFINITIONS

          (1)  An  "INVESTMENT   TEAM"  is  the  Portfolio   Managers  that  the
               Investment Manager has designated to manage a given portfolio.

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                                      AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

          (2)  An   "INVESTMENT   STRATEGY"  is  the   processes   and  policies
               implemented by the  Investment  Manager for pursuing a particular investment objective managed by an Investment Team.

          (3)  A "PRIMARY STRATEGY  PORTFOLIO" is each series of the Company, as well as any  other  series  of any  other  registered  investment company for which the Investment Manager serves as the investment manager and for which American Century Investment Services,  Inc.
               serves as the distributor.

          (4)  A "SECONDARY  STRATEGY  PORTFOLIO"  of a series of the Company is another account managed by the Investment Manager that is managed by  the  same  Investment  Team  but is  not a  Primary  Strategy
               Portfolio.

          (5)  The  "SECONDARY  STRATEGY SHARE RATIO" of a series of the Company is calculated by dividing the net assets of the series by the sum of the Primary Strategy Portfolios that share a common Investment
               Strategy.

          (6)  The "SECONDARY STRATEGY ASSETS" of a series of the Company is the
               sum  of  the  net  assets  of  the  series'  Secondary   Strategy
               Portfolios  multiplied by the series'  Secondary  Strategy  Share
               Ratio.

          (7)  The  "INVESTMENT  STRATEGY  ASSETS" of a series of the Company is the sum of the net assets of the series and the series' Secondary
               Strategy Assets.

          (8)  The "PER ANNUM FEE DOLLAR AMOUNT" is the dollar amount  resulting from applying the applicable Fee Schedule for a class of a series of the Company using the Investment Strategy Assets.

          (9)  The "PER  ANNUM FEE RATE" for a class of a series of the  Company is the  percentage  rate that results from dividing the Per Annum
               Fee  Dollar  Amount  for the class of a series by the  Investment
               Strategy Assets of the series.

     (c)  DAILY MANAGEMENT FEE CALCULATION. For each calendar day, each class of each  series of  shares  set forth on  Schedule  A shall  accrue a fee calculated by multiplying  the Per Annum Fee Rate for that class times the net assets of the class on that day,  and  further  dividing  that product by 365 (366 in leap years).

     (d)  MONTHLY  MANAGEMENT  FEE  PAYMENT.  On the first  business day of each month,  each class of each  series of shares  set forth on  Schedule A shall  pay  the  management  fee to the  Investment  Manager  for  the previous month. The fee for the previous month shall be the sum of the
          Daily  Management  Fee  Calculations  for  each  calendar  day  in the previous month.

     (e)  ADDITIONAL SERIES OR CLASSES. In the event that the Board of Directors of the  Company  shall  determine  to issue any  additional  series or classes of shares for which it is proposed that the Investment Manager serve as investment  manager,  the Company and the Investment  Manager may enter into an Addendum to this Agreement setting forth the name of the series  and/or  class,  the Fee  Schedule  for each and such other terms and  conditions  as are  applicable  to the  management  of such series of shares.

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                                      AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

7.   SUBCONTRACTS.  In rendering  the  services to be provided  pursuant to this
     Agreement,  the  Investment  Manager  may,  from  time to time,  engage  or associate  itself  with  such  persons  or  entities  as it  determines  is necessary or convenient in its sole  discretion  and may contract with such
     persons  or  entities  to  obtain  information,   investment  advisory  and
     management services, or such other services as the Investment Manager deems appropriate.  Any fees,  compensation  or  expenses  to be paid to any such person or entity shall be paid by the Investment Manager, and no obligation to such person or entity  shall be incurred on behalf of the  Company.  Any arrangement  entered into pursuant to this paragraph  shall,  to the extent required by law, be subject to the  approval of the Board of  Directors  of the Company,  including a majority of the  Independent  Directors,  and the shareholders of the Company.

8.   CONTINUATION OF AGREEMENT.  This Agreement shall continue in effect, unless sooner terminated as hereinafter  provided,  for a period of two years from the execution  hereof,  and for as long  thereafter as its  continuance  is specifically  approved at least  annually  (a) by the Board of Directors of the Company or by the vote of a majority of the outstanding class of voting securities  of  each  series  and  (b) by the  vote  of a  majority  of the
     Directors  of  the  Company,  who  are  not  parties  to the  Agreement  or interested  persons of any such party,  cast in person at a meeting  called for the purpose of voting on such approval.

9.   TERMINATION.  This Agreement may be terminated by the Investment Manager at any time without  penalty upon giving the Company 60 days' written  notice, and may be terminated at any time without penalty by the Board of Directors of  the  Company  or by  vote  of a  majority  of  the  outstanding  voting securities of each class of each series on 60 days'  written  notice to the
     Investment Manager.

10.  EFFECT OF ASSIGNMENT.  This Agreement shall automatically  terminate in the event of assignment by the Investment  Manager,  the term  "assignment" for this  purpose  having  the  meaning  defined  in  Section  2(a)(4)  of  the
     Investment Company Act.

11.  OTHER  ACTIVITIES.  Nothing herein shall be deemed to limit or restrict the right of the  Investment  Manager,  or the  right  of any of its  officers, directors or employees (who may also be a director,  officer or employee of the  Company),  to  engage  in any other  business  or to  devote  time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

12.  STANDARD OF CARE. In the absence of willful  misfeasance,  bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the  Investment  Manager,  it, as an  inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with,  rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

13.  SEPARATE AGREEMENT.  The parties hereto acknowledge that certain provisions of the Investment Company Act, in effect, treat each series of shares of an investment  company  as a separate  investment  company.  Accordingly,  the parties  hereto  hereby  acknowledge  and agree that,  to the extent deemed appropriate and consistent with the Investment  Company Act, this Agreement shall be deemed to constitute a separate  agreement  between the Investment
     Manager and each series of shares of the Company  managed by the Investment
     Manager.

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                                      AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

14.  USE OF THE NAMES "AMERICAN CENTURY", "TWENTIETH CENTURY", AND "BENHAM". The
     names "American Century",  "Twentieth Century", and "Benham" and all rights to the  use of the  names  "American  Century",  "Twentieth  Century",  and
     "Benham"  are  the  exclusive   property  of  American   Century   Services
     Corporation   and/or   its   affiliate,   Benham   Management   Corporation
     (collectively,  "ACSC"). ACSC has consented to, and granted a non-exclusive license  for,  the use by the  Company  of the  names  "American  Century",
     "Twentieth Century", and "Benham" in the name of the Company and any series of shares thereof. Such consent and non-exclusive license may be revoked by
     ACSC in its discretion if ACSC, the Investment  Manager, or a subsidiary or affiliate  of either of them is not employed as the  investment  adviser of each series of shares of the Company. In the event of such revocation,  the
     Company  and each  series of  shares  thereof  using  the  names  "American
     Century",  "Twentieth  Century",  or  "Benham"  shall cease using the names
     "American  Century",  "Twentieth  Century",  or "Benham",  unless otherwise consented to by ACSC or any successor to its interest in such names.

     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed by their respective duly authorized  officers as of the day and year first above written.

Attest:                             AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

/s/ Charles A. Etherington          /s/ William M. Lyons
--------------------------------    --------------------------------------------
CHARLES A. ETHERINGTON              WILLIAM M. LYONS
Assistant Secretary                 President

Attest:                             AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

/s/ Charles C.S. Park               /s/ Mark Mallon
--------------------------------    --------------------------------------------
CHARLES C.S. PARK                   MARK MALLON
Secretary                           Senior Vice President and
                                    Chief Investment Officer

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                                      AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

AMERICAN CENTURY VARIABLE PORTFOLIOS, Inc.             Schedule A: Fee Schedules
--------------------------------------------------------------------------------

                                                              SCHEDULE A

                                                             FEE SCHEDULES

================================ ========================= =========================================================
SERIES                           INVESTMENT STRATEGY                         FEE SCHEDULE BY CLASS
                                 ASSETS                    ---------------------------------------------------------
                                                               I             II            III            IV
-------------------------------- ------------------------- ------------- -------------- ------------- --------------
VP Ultra Fund                    First $20 billion            1.000%        0.900%         1.000%          n/a
                                 ------------------------- ------------- -------------- ------------- --------------
                                 Next $10 billion             0.950%        0.850%         0.950%          n/a
                                 ------------------------- ------------- -------------- ------------- --------------
                                 Next $10 billion             0.925%        0.825%         0.925%          n/a
                                 ------------------------- ------------- -------------- ------------- --------------
                                 Next $10 billion             0.900%        0.800%         0.900%          n/a
                                 ------------------------- ------------- -------------- ------------- --------------
                                 Over $50 billion             0.875%        0.775%         0.875%          n/a
-------------------------------- ------------------------- ------------- -------------- ------------- --------------
VP Vista Fund                    All Assets                   1.000%          n/a           n/a            n/a
-------------------------------- ------------------------- ------------- -------------- ------------- --------------
VP Capital Appreciation Fund     First $500 million           1.000%          n/a           n/a            n/a
                                 ------------------------- ------------- -------------- ------------- --------------
                                 Next $500 million            0.950%          n/a           n/a            n/a
                                 ------------------------- ------------- -------------- ------------- --------------
                                 Over $1 billion              0.900%          n/a           n/a            n/a
-------------------------------- ------------------------- ------------- -------------- ------------- --------------
VP Mid Cap Value Fund            All Assets                   1.000%        0.900%          n/a            n/a
-------------------------------- ------------------------- ------------- -------------- ------------- --------------
VP Large Company Value Fund      First $1 billion             0.900%        0.800%          n/a            n/a
                                 ------------------------- ------------- -------------- ------------- --------------
                                 Next $4 billion              0.800%        0.700%          n/a            n/a
                                 ------------------------- ------------- -------------- ------------- --------------
                                 Over $5 billion              0.700%        0.600%          n/a            n/a
-------------------------------- ------------------------- ------------- -------------- ------------- --------------
VP Value Fund                    First $500 million           1.000%        0.900%         1.000%          n/a
                                 ------------------------- ------------- -------------- ------------- --------------
                                 Next $500 million            0.950%        0.850%         0.950%          n/a
                                 ------------------------- ------------- -------------- ------------- --------------
                                 Over $1 billion              0.900%        0.800%         0.900%          n/a
-------------------------------- ------------------------- ------------- -------------- ------------- --------------
VP Growth Fund                   All Assets                   1.000%          n/a           n/a            n/a
-------------------------------- ------------------------- ------------- -------------- ------------- --------------
VP Global Growth Fund            First $1 billion             1.300%          n/a           n/a            n/a
                                 ------------------------- ------------- -------------- ------------- --------------
                                 Next $1 billion              1.150%          n/a           n/a            n/a
                                 ------------------------- ------------- -------------- ------------- --------------
                                 Over $2 billion              1.050%          n/a           n/a            n/a
-------------------------------- ------------------------- ------------- -------------- ------------- --------------
VP Income & Growth Fund          First $10 billion            0.700%        0.700%         0.700%          n/a
                                 ------------------------- ------------- -------------- ------------- --------------
                                 Over $10 billion             0.650%        0.650%         0.650%          n/a
-------------------------------- ------------------------- ------------- -------------- ------------- --------------
VP Balanced Fund                 First $250 million           0.900%          n/a           n/a            n/a
                                 ------------------------- ------------- -------------- ------------- --------------
                                 Next $250 million            0.850%          n/a           n/a            n/a
                                 ------------------------- ------------- -------------- ------------- --------------
                                 Over $500 million            0.800%          n/a           n/a            n/a
-------------------------------- ------------------------- ------------- -------------- ------------- --------------
VP International Fund            First $250 million           1.500%        1.400%         1.500%        1.400%
                                 ------------------------- ------------- -------------- ------------- --------------
                                 Next $250 million            1.200%        1.100%         1.200%        1.100%
                                 ------------------------- ------------- -------------- ------------- --------------
                                 Over $500 million            1.100%        1.000%         1.100%        1.000%

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